Exhibit 99.1

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports Third Quarter Results

Terre Haute, Indiana, October 28, 2025 – First Financial Corporation (NASDAQ:THFF) today announced results for the third quarter of 2025.

●	Net income was $20.8 million compared to $8.7 million reported for the same period of 2024;
●	Diluted net income per common share of $1.75 compared to $0.74 for the same period of 2024;
●	Return on average assets was 1.48% compared to 0.64% for the three months ended September 30, 2024;
●	Provision for credit losses was $2.0 million compared to provision of $9.4 million for the third quarter 2024; and
●	Pre-tax, pre-provision net income was $27.7 million compared to $19.9 million for the same period in 2024.[1]

The Corporation further reported results for the nine months ended September 30, 2025:

●	Net income was $57.8 million compared to $31.0 million reported for the same period of 2024;
●	Diluted net income per common share of $4.87 compared to $2.63 for the same period of 2024;
●	Return on average assets was 1.39% compared to 0.82% for the nine months ended September 30, 2024;
●	Provision for credit losses was $5.9 million compared to provision of $14.2 million for the nine months ended September 30, 2024; and
●	Pre-tax, pre-provision net income was $78.3 million compared to $51.1 million for the same period in 2024.[1]

1 Non-GAAP financial measure that Management believes is useful for investors and management to understand pre-tax profitability before giving effect to credit loss expense and to provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation – please refer to the Non GAAP reconciliations contained in this release.

Average Total Loans

Average total loans for the third quarter of 2025 were $3.93 billion versus $3.71 billion for the comparable period in 2024, an increase of $223 million or 6.02%. On a linked quarter basis, average loans increased $52 million or 1.33% from $3.88 billion as of June 30, 2025.

Total Loans Outstanding

Total loans outstanding as of September 30, 2025, were $3.97 billion compared to $3.72 billion as of September 30, 2024, an increase of $252 million or 6.79%. On a linked quarter basis, total loans increased $70.8 million or 1.82% from $3.90 billion as of June 30, 2025. Organic growth was primarily driven by increases in Commercial Construction and Development, Commercial Real Estate, and Consumer Auto loans.

Norman D. Lowery, President and Chief Executive Officer, commented “We are satisfied with our third quarter performance, marking the eighth consecutive quarter of loan growth and maintaining robust pipelines. Additionally, we achieved another record in net interest income with our net margin increasing to 4.25%. We anticipate further margin expansion due to our liability-sensitive positioning. Our capital position remains solid, ensuring we are well equipped for the current market environment.”

Average Total Deposits

Average total deposits for the quarter ended September 30, 2025, were $4.59 billion versus $4.71 billion as of September 30, 2024, a decrease of $114 million, or 2.42%. On a linked quarter basis, average deposits decreased $59 million or 1.28% from $4.65 billion as of June 30, 2025.

Total Deposits

Total deposits were $4.62 billion as of September 30, 2025, compared to $4.72 billion as of September 30, 2024. On a linked quarter basis, total deposits decreased $47.6 million or 1.02% from $4.66 billion as of June 30, 2025. Non-interest bearing deposits were $850 million, and time deposits were $703 million as of September 30, 2025, compared to $831.6 million and $791.1 million, respectively for the same period of 2024.

Shareholders’ Equity

Shareholders’ equity at September 30, 2025, was $622.2 million compared to $566.0 million on September 30, 2024. During the last twelve months, the Corporation has not repurchased any shares of its common stock. 518,860 shares remain available for repurchase under the current repurchase authorization. The Corporation paid a $0.51 per share quarterly dividend in July and declared a $0.51 quarterly dividend, which was paid on October 15, 2025.

Book Value Per Share

Book Value per share was $52.50 as of September 30, 2025, compared to $47.93 as of September 30, 2024, an increase of $4.58 per share, or 9.55%. Tangible Book Value per share was $42.75 as of September 30, 2025, compared to $37.84 as of September 30, 2024, an increase of $4.91 per share or 12.98%.

Tangible Common Equity to Tangible Asset Ratio

The Corporation’s tangible common equity to tangible asset ratio was 9.12% at September 30, 2025, compared to 8.33% at September 30, 2024.

Net Interest Income

Net interest income for the third quarter of 2025 was a record $54.6 million, compared to $47.2 million reported for the same period of 2024, an increase of $7.4 million, or 15.8%. Interest income increased $4.9 million and interest expense decreased $2.5 million year over year. As mentioned in the president’s comments above, loan growth has continued for eight consecutive quarters, which contributed to steadily increasing net interest income.

Net Interest Margin

The net interest margin for the quarter ended September 30, 2025, was 4.25% compared to the 3.78% reported at September 30, 2024.

Nonperforming Loans

Nonperforming loans as of September 30, 2025, were $19.3 million versus $14.1 million as of September 30, 2024. The ratio of nonperforming loans to total loans and leases was 0.49% as of September 30, 2025, versus 0.38% as of September 30, 2024. On a linked quarter basis, nonperforming loans were $9.8 million, and the ratio of nonperforming loans to total loans and leases was 0.25% as of June 30, 2025.

Credit Loss Provision

The provision for credit losses for the three months ended September 30, 2025, was $2.0 million, compared to $9.4 million for the same period 2024. During September 2024, the Corporation recorded $5.5 million in provision for the acquisition of SimplyBank. The increase in provision in 2024 was also related to one previously identified credit, reflecting further deterioration in collateral values during the quarter.

Net Charge-Offs

In the third quarter of 2025 net charge-offs were $1.6 million compared to $4.6 million in the same period of 2024.

Allowance for Credit Losses

The Corporation’s allowance for credit losses as of September 30, 2025, was $47.4 million compared to $46.2 million as of September 30, 2024. The allowance for credit losses as a percent of total loans was 1.20% as of September 30, 2025, compared to 1.24% as of September 30, 2024. On a linked quarter basis, the allowance for credit losses as a percent of total loans decreased one basis point from 1.21% as of June 30, 2025.

Non-Interest Income

Non-interest income for the three months ended September 30, 2025 and 2024 was $11.1 million and $11.2 million, respectively.

Non-Interest Expense

Non-interest expense for the three months ended September 30, 2025, was $38.0 million compared to $38.6 million in 2024. This includes $844 thousand of acquisition-related expenses during the quarter in 2024.

Efficiency Ratio

The Corporation’s efficiency ratio was 56.63% for the quarter ending September 30, 2025, versus 64.43% for the same period in 2024.

Income Taxes

Income tax expense for the three months ended September 30, 2025, was $5.0 million versus $1.7 million for the same period in 2024. The effective tax rate for 2025 was 20.18% compared to 16.44% for 2024.

About First Financial Corporation

First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A., which is the fifth oldest national bank in the United States, operating 79 banking centers in Illinois, Indiana, Kentucky, Tennessee, and Georgia. Additional information is available at www.first-online.bank.

Investor Contact:

Rodger A. McHargue

Chief Financial Officer

P: 812-238-6334

E: rmchargue@first-online.com

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
END OF PERIOD BALANCES
Assets	$5,669,686	$5,602,969	$5,483,351	$5,669,686	$5,483,351
Deposits	$4,615,305	$4,662,889	$4,717,489	$4,615,305	$4,717,489
Loans, including net deferred loan costs	$3,967,401	$3,896,563	$3,715,235	$3,967,401	$3,715,235
Allowance for Credit Losses	$47,411	$47,087	$46,169	$47,411	$46,169
Total Equity	$622,218	$587,668	$565,951	$622,218	$565,951
Tangible Common Equity (a)	$506,604	$470,894	$446,786	$506,604	$446,786

AVERAGE BALANCES
Total Assets	$5,593,870	$5,529,225	$5,483,572	$5,543,954	$5,033,748
Earning Assets	$5,270,173	$5,213,220	$5,165,520	$5,225,957	$4,762,940
Investments	$1,248,519	$1,244,208	$1,342,037	$1,253,009	$1,309,879
Loans	$3,928,817	$3,877,246	$3,705,779	$3,882,605	$3,361,207
Total Deposits	$4,591,531	$4,651,051	$4,705,614	$4,631,155	$4,288,426
Interest-Bearing Deposits	$3,783,393	$3,843,143	$4,403,454	$3,821,405	$3,714,432
Interest-Bearing Liabilities	$359,579	$269,338	$157,227	$296,667	$176,985
Total Equity	$601,034	$576,288	$546,912	$580,688	$529,174

INCOME STATEMENT DATA
Net Interest Income	$54,603	$52,671	$47,170	$159,249	$125,384
Net Interest Income Fully Tax Equivalent (b)	$56,033	$54,091	$48,630	$163,497	$129,600
Provision for Credit Losses	$1,950	$1,950	$9,400	$5,850	$14,166
Non-interest Income	$11,149	$10,381	$11,223	$32,041	$30,559
Non-interest Expense	$38,048	$38,276	$38,564	$113,083	$104,637
Net Income	$20,762	$18,586	$8,741	$57,754	$31,034

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$1.75	$1.57	$0.74	$4.87	$2.63
Cash Dividends Declared Per Common Share	$0.51	$0.51	$0.45	$1.53	$1.35
Book Value Per Common Share	$52.50	$49.59	$47.93	$52.50	$47.93
Tangible Book Value Per Common Share (c)	$40.96	$38.78	$36.22	$42.75	$37.84
Basic Weighted Average Common Shares Outstanding	11,851	11,851	11,808	11,848	11,809

(a)Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder’s equity.
(b)Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c)Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder’s equity.

Key Ratios	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Return on average assets	1.48%	1.34%	0.64%	1.39%	0.82%
Return on average common shareholder's equity	13.82%	12.90%	6.39%	13.23%	7.80%
Efficiency ratio	56.63%	59.37%	64.43%	57.83%	65.33%
Average equity to average assets	10.74%	10.42%	9.97%	10.47%	10.51%
Net interest margin (a)	4.25%	4.15%	3.78%	4.17%	3.63%
Net charge-offs to average loans and leases	0.17%	0.18%	0.49%	0.18%	0.43%
Credit loss reserve to loans and leases	1.20%	1.21%	1.24%	1.20%	1.24%
Credit loss reserve to nonperforming loans	246.14%	480.72%	326.65%	246.14%	326.65%
Nonperforming loans to loans and leases	0.49%	0.25%	0.38%	0.49%	0.38%
Tier 1 leverage	11.05%	10.91%	10.25%	11.05%	10.25%
Risk-based capital - Tier 1	13.12%	12.86%	12.31%	13.12%	12.31%

(a)	Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Accruing loans and leases past due 30-89 days	$14,388	$22,303	$16,391	$14,388	$16,391
Accruing loans and leases past due 90 days or more	$1,792	$1,917	$1,517	$1,792	$1,517
Nonaccrual loans and leases	$17,470	$7,878	$12,617	$17,470	$12,617
Other real estate owned	$138	$383	$169	$138	$169
Nonperforming loans and other real estate owned	$19,400	$10,178	$14,303	$19,400	$14,303
Total nonperforming assets	$22,243	$13,087	$17,179	$22,243	$17,179
Gross charge-offs	$3,226	$2,928	$6,936	$9,395	$16,219
Recoveries	$1,600	$1,230	$2,365	$4,224	$5,449
Net charge-offs/(recoveries)	$1,626	$1,698	$4,571	$5,171	$10,770

Non-GAAP Reconciliations	Three Months Ended September 30,
	2025	2024
($in thousands, except EPS)
Income before Income Taxes	$25,754	$10,429
Provision for credit losses	1,950	9,400
Provision for unfunded commitments	—	100
Pre-tax, Pre-provision Income	$27,704	$19,929

Non-GAAP Reconciliations	Nine Months Ended September 30,
	2025	2024
($ in thousands, except EPS)
Income before Income Taxes	$72,357	$37,140
Provision for credit losses	5,850	14,166
Provision for unfunded commitments	100	(200)
Pre-tax, Pre-provision Income	$78,307	$51,106

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	September 30,	December 31,
	2025	2024

	(unaudited)
ASSETS
Cash and due from banks	$87,438	$93,526
Federal funds sold	157	820
Securities available-for-sale	1,186,107	1,195,990
Loans:
Commercial	2,282,062	2,196,351
Residential	997,915	967,386
Consumer	682,438	668,058
	3,962,415	3,831,795
(Less) plus:
Net deferred loan costs	4,986	5,346
Allowance for credit losses	(47,411)	(46,732)
	3,919,990	3,790,409
Restricted stock	18,761	17,555
Accrued interest receivable	26,526	26,934
Premises and equipment, net	79,351	81,508
Bank-owned life insurance	130,747	128,766
Goodwill	98,229	100,026
Other intangible assets	17,385	21,545
Other real estate owned	138	523
Other assets	104,857	102,746
TOTAL ASSETS	$5,669,686	$5,560,348

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$849,978	$859,014
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	138,603	144,982
Other interest-bearing deposits	3,626,724	3,714,918
	4,615,305	4,718,914
Short-term borrowings	182,522	187,057
FHLB advances	170,453	28,120
Other liabilities	79,188	77,216
TOTAL LIABILITIES	5,047,468	5,011,307

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,190,157 in 2025 and 16,165,023 in 2024
Outstanding shares-11,850,645 in 2025 and 11,842,539 in 2024	2,020	2,018
Additional paid-in capital	146,624	145,927
Retained earnings	726,989	687,366
Accumulated other comprehensive income/(loss)	(98,635)	(132,285)
Less: Treasury shares at cost-4,339,512 in 2025 and 4,322,484 in 2024	(154,780)	(153,985)
TOTAL SHAREHOLDERS’ EQUITY	622,218	549,041
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,669,686	$5,560,348

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

			(unaudited)
INTEREST INCOME:
Loans, including related fees	$67,070	$61,367	$195,457	$162,878
Securities:
Taxable	5,985	6,319	17,902	18,083
Tax-exempt	2,689	2,715	7,915	7,919
Other	900	1,294	2,579	2,989
TOTAL INTEREST INCOME	76,644	71,695	223,853	191,869
INTEREST EXPENSE:
Deposits	18,002	22,197	54,696	59,622
Short-term borrowings	1,916	993	5,007	2,928
Other borrowings	2,123	1,335	4,901	3,935
TOTAL INTEREST EXPENSE	22,041	24,525	64,604	66,485
NET INTEREST INCOME	54,603	47,170	159,249	125,384
Provision for credit losses	1,950	9,400	5,850	14,166
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	52,653	37,770	153,399	111,218
NON-INTEREST INCOME:
Trust and financial services	1,278	1,251	4,161	3,903
Service charges and fees on deposit accounts	8,104	8,139	23,243	21,576
Other service charges and fees	251	191	823	700
Securities gains (losses), net	24	103	21	104
Interchange income	176	177	570	490
Loan servicing fees	338	274	830	957
Gain on sales of mortgage loans	494	411	1,149	886
Other	484	677	1,244	1,943
TOTAL NON-INTEREST INCOME	11,149	11,223	32,041	30,559
NON-INTEREST EXPENSE:
Salaries and employee benefits	19,788	18,521	58,725	53,231
Occupancy expense	2,738	2,556	7,886	7,116
Equipment expense	4,811	4,280	13,903	12,736
FDIC Expense	690	558	2,235	1,721
Other	10,021	12,649	30,334	29,833
TOTAL NON-INTEREST EXPENSE	38,048	38,564	113,083	104,637
INCOME BEFORE INCOME TAXES	25,754	10,429	72,357	37,140
Provision for income taxes	4,992	1,688	14,603	6,106
NET INCOME	20,762	8,741	57,754	31,034
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	19,596	31,628	33,642	24,067
Change in funded status of post retirement benefits, net of taxes	3	73	8	220
COMPREHENSIVE INCOME (LOSS)	$40,361	$40,442	$91,404	$55,321
PER SHARE DATA
Basic and Diluted Earnings per Share	$1.75	$0.74	$4.87	$2.63
Weighted average number of shares outstanding (in thousands)	11,851	11,808	11,848	11,809